EXHIBIT 10.1

The First Name In Avocados

AVOCADO MARKETING AGREEMENT

This avocado marketing agreement is being entered into by and between CALAVO GROWERS, INC. (Calavo), whose mailing address is 2530 Red Hill Avenue, Santa Ana, California, 92705-5542, and _________________________________________ (Grower), whose mailing address is _____________________________________________________________and whose social security or federal tax identification number is ______________________________.

This Agreement shall be effective ______________________________, and shall continue in effect until terminated at any time by either party upon written notice to the other.

Grower shall deliver California avocados to Calavo and deliveries will be acknowledged by the issuance of Calavo receipt forms.

Calavo agrees to receive, handle, market and sell the avocados in such markets and at such prices and at such terms as Calavo shall determine. Title will pass to Calavo upon delivery to Calavo’s facility. Calavo will apply its grades and standards in the handling of the avocados and Grower agrees to be bound by Calavo’s grades and standards.

Calavo will pay Grower for delivered avocados by variety, size and grade on a pooled basis on approximately the 15th (fifteenth) day of the month following delivery. Calavo will deduct from its payment to Grower any advances on picking and hauling, Marketing Order assessments and other normal or mandatory deductions that are customary in the industry.

Grower warrants that the avocados have been grown and harvested in conformity with all applicable federal, state and local laws and regulations.

Grower warrants that he is the owner of the avocados.

This Agreement constitutes the entire agreement between Calavo and Grower and may not be modified except by both parties’ written agreement.

This Agreement is made under the laws of the State of California and may be terminated at any time by either party upon written notice.

Any dispute under this Agreement shall be resolved by arbitration in Santa Ana, California pursuant to the rules, then obtaining, of the American Arbitration Association and the prevailing party shall be entitled to reasonable attorney’s fees and all costs.

GROWER	CALAVO GROWERS, INC

Executed at:___________________________ (City)

This Date:______________________________	By:________________________________

By:___________________________________ (Grower’s Signature)	Date:_______________________________